UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 28, 2017

TERRAFORM GLOBAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37528	47-1919173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On December 28, 2017, pursuant to the Agreement and Plan of Merger, dated as of March 6, 2017 (the “Merger Agreement”), by and among TerraForm Global, Inc., a Delaware corporation (the “Company”), Orion US Holdings 1 L.P. (“Parent”), a Delaware limited partnership and entity formed by affiliates of Brookfield Asset Management Inc., a corporation existing under the laws of the Province of Ontario (“Brookfield”), and BRE GLBL Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Parent.

Item 1.02	Termination of a Material Definitive Agreement.

On December 28, 2017, in connection with the consummation of the Merger, TerraForm Global Operating, LLC (“Global Operating LLC”) terminated the Credit and Guaranty Agreement (as amended, the “Credit Agreement”), dated as of August 5, 2015, by and among TerraForm Global Operating, LLC (“Global LLC”) and other credit parties party thereto, Goldman Sachs Bank USA, as a lender and as administrative agent and the other lenders party thereto. In connection with the termination, Global Operating LLC paid and discharged all of the outstanding obligations under the Credit Agreement and the other credit documents, other than any obligation which by the terms of the applicable credit document survives the termination and certain obligations under certain hedge agreements, and all guarantees and collateral under the credit documents were released.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in the Explanatory Note of this Current Report on Form 8-K is incorporated herein by reference.

At the effective time of the Merger, holders of shares of Class A common stock, par value $0.01 per share, of the Company (the “Class A Shares”) issued and outstanding immediately prior to the effective time of the Merger were entitled to receive $5.10 in cash (the “Per Share Merger Consideration”) for each Class A Share owned by such holder immediately prior to the effective time of the Merger.

At the effective time of the Merger, any vesting conditions applicable to each Company restricted stock award outstanding immediately prior to the effective time of the Merger under the Company’s 2014 Long-Term Incentive Plan (the “Company Stock Plan”) were automatically and without any required action on the part of the holder deemed to be satisfied in full.

At the effective time of the Merger, any vesting conditions applicable to each Company restricted stock unit (a “Company RSU”) outstanding immediately prior to the effective time of the Merger under the Company Stock Plan were automatically and without any required action on the part of the holder deemed to be satisfied in full, and each Company RSU was canceled and only entitled the holder of such Company RSU to receive the Per Share Merger Consideration, subject to relevant tax withholdings.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 7, 2017 and is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Merger constitutes a “Change of Control” as defined under the Indenture, dated as of August 5, 2015 (as supplemented, the “Indenture”), among Global Operating LLC, as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee, which Indenture governs Global Operating LLC’s 9.75% Senior Notes due 2022 (the “Senior Notes”). As a result, Global Operating LLC is required to make an offer to repurchase its outstanding Senior Notes at 101.0% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. Pursuant to the Indenture, Global Operating LLC intends to deliver notice to each holder of the Senior Notes within 30 days of the consummation of the Merger, which notice will include an offer by Global Operating LLC to repurchase the Senior Notes in accordance with the terms provided in the Indenture.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in the Explanatory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On December 28, 2017, in connection with the consummation of the Merger, the Company notified the NASDAQ Global Select Market (“NASDAQ”) of the consummation of the Merger, and requested that NASDAQ file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Class A Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification of Rights of Security Holders.

The information provided in the Explanatory Note and Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Merger, at the effective time thereof, holders of Class A Shares immediately prior to such time ceased to have any rights as stockholders in the Company (other than their right to receive the merger consideration pursuant to the Merger Agreement).

Item 5.01	Changes in Control of Registrant.

The information provided in the Explanatory Note and Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the consummation of the Merger, and upon the effectiveness of the Merger, a change of control of the Company occurred and the Company became a wholly-owned subsidiary of Parent.

Prior to the consummation of the Merger, SunEdison, Inc. (“SunEdison”) was the indirect holder of 100% of the shares of Class B common stock, par value $0.01 per share (the “Class B Shares”), of the Company and held approximately 98.2% of the combined total voting power of the holders of the Company’s Class A common stock and Class B common stock. As contemplated by the Merger Agreement and in satisfaction of its obligations under a Settlement Agreement (the “Settlement Agreement”) among SunEdison, the Company and certain of their respective affiliates, which was filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2017, SunEdison exchanged, effective immediately prior to the effective time of the Merger, all of the Class B Units (as defined in the Fourth Amended and Restated Limited Liability Company Agreement of TerraForm Global, LLC, dated and effective as of August 5, 2015, as amended from time to time (the “Global LLC Operating Agreement”)) held by SunEdison or any of its controlled affiliates in Global LLC for Class A Shares representing 25% of the Class A Shares (on a fully-diluted basis, excluding any treasury shares) immediately following such exchange and, as a result of such exchange, all Class B Shares of the Company were automatically cancelled. In addition, immediately prior to the effective time of the Merger, all outstanding IDRs (as defined in the Global LLC Operating Agreement) were, at the Company’s instructions, transferred to Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Explanatory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with, and effective as of the effective time of, the Merger, each of the ten directors of the Company immediately prior to the effective time of the Merger (Peter Blackmore, Frederick J. Boyle, Christopher Compton, Hanif Dahya, Mark Lerdal, David J. Mack, Alan B. Miller, John F. Stark, David Ringhofer and Gregory Scallen) resigned as a director of the Company, and the directors of the Company were replaced by the directors of Merger Sub as of the effective time of the Merger, which consist of Jean Burgess, Julian Deschatelets and Ningkun Wang. None of the resignations was for cause or was the result, in whole or in part, of any disagreement with the Company.

In connection with the Merger, Peter Blackmore ceased to be Chairman and Interim Chief Executive Officer, Rebecca Cranna ceased to be Executive Vice President and Chief Financial Officer and Yana Kravtsova ceased to be Senior Vice President, General Counsel and Secretary of the Company. None of the terminations was for cause or was the result, in whole or in part, of any disagreement with the Company. Concurrently, Ruth Kent became Chief Executive Officer, Jennifer Mazin became Senior Vice President and Secretary and Julian Deschatelets became Senior Vice President of the Company.

Ms. Kent, 43, is the Chief Financial Officer of Brookfield’s European renewable power business. Ms. Kent joined Brookfield in 2014 and has held a number of senior positions in Brookfield’s renewable power business since that time. Prior to joining Brookfield, Ms. Kent was a senior executive with Bord Gais Energy (following the Merger, an affiliate of the Company) in Ireland. Ms. Kent is a Chartered Management Accountant and holds a Master of Business Administration from Henley Management College in the United Kingdom.

Ms. Mazin, 44, a Managing Partner at Brookfield, joined Brookfield in 2014 as General Counsel of Brookfield Renewable Energy Group and continues to act in that role, providing oversight of legal matters on a global basis, including transactional matters, corporate governance and public disclosure.  Prior to joining Brookfield, Ms. Mazin was Assistant General Counsel at a large global mining company and worked at a leading New York-based law firm.  Ms. Mazin holds a law degree from the University of Toronto and graduated from Western University.

Mr. Deschatelets, 43, is a Senior Vice President, Capital Markets, of Brookfield’s renewable power business. Mr. Deschatelets joined Brookfield in 2011 and has held a number of senior positions in Brookfield’s renewable power business since that time. Prior to joining Brookfield, Mr. Deschatelets worked at a leading Canadian financial institution. Mr. Deschatelets holds a degree in business administration from HEC Montreal.

Item 7.01	Regulation FD Disclosure.

On December 28, 2017, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release and the presentation materials attached as an exhibit hereto, this Form 8-K and the press release and the presentation materials contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release and the presentation materials regarding these forward-looking statements.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of March 6, 2017, by and among TerraForm Global, Inc., Orion US Holdings 1 L.P. and BRE GLBL Holdings Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on March 7, 2017).

99.1	Press Release, dated as of December 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM GLOBAL, INC.

By:	/s/ Jennifer Mazin
Name: Jennifer Mazin
Title: Senior Vice President and Secretary

Date:  December 28, 2017